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                                                           EXHIBIT 23.1






                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Mission West Properties on Form S-3 (File No. 333-41203) of our report dated March 20, 1998, on our audit of the consolidated financial statements of Mission West Properties and its subsidiaries as of December 31, 1997, for the year ended November 30, 1997 and for the one month period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                 COOPERS & LYBRAND L.L.P.


San Francisco, California
March 27, 1998